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                                   TXU CORP.
                               (formerly known as
                            Texas Utilities Company)

                       SUPPLEMENTAL OFFICER'S CERTIFICATE


         Kirk R. Oliver, the Treasurer of TXU Corp. (the "Company"), pursuant to Sections 102, 1201(k), and 1207 of the Indenture defined herein, does hereby certify to The Bank of New York (the "Trustee"), as Trustee under the Indenture of the Company (For Unsecured Debt Securities Series D and Series E) dated as of July 1, 1998 (the "Indenture") that:

1. All capitalized terms used in this certificate which are not defined herein shall have the meanings set forth in the Indenture.

2. The following definitions contained in the Officer's Certificate, dated as of July 22, 1998, establishing the form and terms of the Series D Notes and the Series E Notes, are defective and are hereby amended and restated to read as follows:

            "Applicable Principal Amount" means either (i) if the Tax Event Redemption Date occurs prior to the First Purchase Contract Settlement Date, the aggregate principal amount of the Senior Notes which are components of Income PRIDES, as defined below, on the Tax Event Redemption Date or (ii) if the Tax Event Redemption Date occurs on or after the First Purchase Contract Settlement Date and prior to the Second Purchase Contract Settlement Date, the aggregate principal amount of the Series D Notes Outstanding and the aggregate principal amount of Series E Notes which are components of Income PRIDES, as defined below, on the Tax Event Redemption Date or (iii) if the Tax Event Redemption occurs on or after the Second Purchase Contract Settlement Date, the aggregate principal amount of the Senior Notes Outstanding on such Tax Event Redemption Date.

            "Treasury Portfolio" means, with respect to the Applicable Principal Amount of Senior Notes (a) if the Tax Event Redemption Date occurs prior to the First Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) interest or principal strips of U.S. Treasury Securities which mature on or prior to August 15, 2001 in an aggregate amount equal to the Applicable Principal Amount of the Series D Notes and interest or principal strips of U.S. Treasury Securities which mature on or prior to August 15, 2002 in an aggregate amount equal to the Applicable Principal Amount of the Series E Notes and (ii) with respect to each scheduled interest payment date on the Senior Notes of each series that occurs after the Tax Event Redemption Date, interest or principal strips of U.S. Treasury Securities which mature on or prior to such dates in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Senior Notes on


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            such date, (b) if the Tax Event Redemption Date occurs on or after the First Purchase Contract Settlement Date and prior to the Second Purchase Contract Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) interest or principal strips of U.S. Treasury Securities which mature on or prior to August 15, 2003 in an aggregate amount equal to the Applicable Principal Amount of Series D Notes and interest or principal strips of U.S. Treasury Securities which mature on or prior to August 15, 2002 in an aggregate amount equal to the Applicable Principal Amount of Series E Notes and (ii) with respect to each scheduled interest payment date on the Senior Notes of each series that occurs after the Tax Event Redemption Date, interest or principal strips of U.S. Treasury Securities which mature on or prior to such dates in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Senior Notes on such date, and (c) if the Tax Event Redemption Date occurs after the Second Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) principal or interest strips of U.S. Treasury Securities which mature on or prior to August 15, 2003 in an aggregate principal amount equal to the Applicable Principal Amount of the Series D Notes and principal or interest strips of U.S. Treasury Securities which mature on or prior to August 15, 2004 in an aggregate principal amount equal to the Applicable Principal Amount of the Series E Notes and (ii) with respect to each scheduled interest payment date on the Senior Notes that occurs after the Tax Event Redemption Date, interest or principal strips of U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Senior Notes on such date.

3. All conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the execution and delivery of this Supplemental Officer's Certificate for acceptance by Trustee as requested in the accompanying Company Order have been complied with.

4. The undersigned has read all of the covenants and conditions contained in the Indenture relating to the execution and delivery of this Supplemental Officer's Certificate and the definitions in the Indenture relating thereto and in respect of which this certificate is made.

5. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.

6. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion whether or not such covenants and conditions have been complied with.


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7.      In the opinion of the  undersigned,  such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the execution and delivery of this Supplemental Officer's Certificate have been complied with.




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         IN WITNESS WHEREOF, I have executed this Supplemental Officer's
Certificate this 16th day of August, 2001.


                                                  /s/ KIRK R OLIVER
                                                  ------------------------------
                                                           Treasurer








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